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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 20, 2001, relating to the financial statements and financial statement schedules, which appears in Mack-Cali Realty Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

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
/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
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New York, New York

April 30, 2001